Results of a Special Meeting of Shareholders
On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Trustees. The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the following proposals: (1) Elect Trustees (2) Regroup and Reorganize Funds,
(3) Revise Fundamental Investment Policies.


 1: Election Trustees.
								Broker
Nominees:	 	Votes For	Withheld   Abstentions	Non-Votes

Elliot J. Berv	 	3,465,893.688 	69,837.774	0.000 	  0.000
A. Benton Cocanougher   3,465,893.688 	69,837.774 	0.000 	  0.000
Jane F. Dasher	 	3,466,878.525 	68,852.937 	0.000 	  0.000
Mark T. Finn	 	3,465,893.688 	69,837.774 	0.000 	  0.000
Rainer Greeven 		3,465,893.688 	69,837.774 	0.000 	  0.000
Stephen Randolph Gross 	3,465,893.688 	69,837.774 	0.000 	  0.000
Richard E. Hanson Jr.	3,465,893.688 	69,837.774 	0.000 	  0.000
Diana R. Harrington	3,466,878.525 	68,852.937 	0.000 	  0.000
Susan M. Heilbron	3,466,878.525 	68,852.937 	0.000 	  0.000
Susan B. Kerley	 	3,466,878.525 	68,852.937 	0.000 	  0.000
Alan G. Merten	 	3,465,893.688 	69,837.774 	0.000 	  0.000
R. Richardson Pettit	3,465,893.688 	69,837.774 	0.000 	  0.000
R. Jay Gerken, CFA	3,465,893.688 	69,837.774 	0.000     0.000


2: Regroup and Reorganize Funds.

					    	      Broker
 Votes For	Withheld	    Abstentions	      Non-Votes

 3,159,043.579 	 60,971.493 	    108,858.390       206,858.000





3: Revise Fundamental Investment Policies.

						             	Broker
Items Voted On	 Votes For	Votes Against	 Abstentions	Non-Votes

Borrowing Money	3,157,597.927	  61,223.837	110,051.698	206,858.000
Underwriting	3,159,535.911	  59,285.853	110,051.698	206,858.000
Lending		3,160,729.219	  55,134.482	113,009.761	206,858.000
Issuing Senior-
Securities 	3,156,855.911   61,965.853	110,051.698	206,858.000
Real Estate	3,157,850.271	  60,971.493	110,051.698	206,858.000
Commodities	3,155,356.093	  59,314.300	114,203.069	206,858.000
Concentration	3,161,845.245	  56,820.122	110,208.095	206,858.000

Convert:
Non-Fundamental	3,160,520.748	  59,285.853	109,066.861	206,858.000